UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

April 6, 2006

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION

Certain statements contained herein are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-Looking Statements may be identified by reference to a future period or periods or by the use of forward looking terminology such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "may," "objectives," "plans," "possible," "potential," "projects" or similar terms or variations of these terms. Actual results may differ materially from those set forth in Forward-Looking Statements as a result of certain risks and uncertainties, including but not limited to those risks and uncertainties described in Risk Factors and under the headings "Factors Affecting Results, Liquidity and Capital Resources" and "Cautionary Factors" in Management's Discussion and Analysis of Financial Condition and Results of Operations contained in Wisconsin Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 6, 2006, Wisconsin Energy Corporation entered into a new five-year unsecured $900 million revolving credit facility and letter of credit facility with a syndicate of commercial banks, including JPMorgan Chase Bank, N.A. as Administrative Agent and Fronting Bank. This new facility replaces Wisconsin Energy's $300 million credit facility that was scheduled to expire in April 2006 and $300 million credit facility that was scheduled to expire in June 2007. The facility fee payable on the new facility is seven basis points (0.07%) annually and can vary from time to time based on Wisconsin Energy's long-term senior unsecured debt ratings. If any amounts are drawn, Wisconsin Energy may elect either: (i) a Base Rate interest rate equal to the higher of (a) the rate publicly announced by JPMorgan as its base rate from time to time and (b) 1/2 of 1% per annum above the Federal Funds Rate; or (ii) a Eurodollar Rate equal to LIBOR plus a certain percentage (currently 23 basis points (0.23%)) that can vary from time to time based upon Wisconsin Energy's long-term senior unsecured debt ratings. Should more than 50% of the commitments be utilized, the Base Rate and Eurodollar Rate would increase by a certain percentage (currently five basis points (0.05%)) that can vary from time to time based upon Wisconsin Energy's long-term senior unsecured debt ratings.

This new facility requires the payment of certain fees associated with the issuance of letters of credit and administrative fees.

The new facility contains customary covenants, including certain lien limitations for Wisconsin Energy and its significant subsidiaries, limitations on the ability of Wisconsin Energy and its significant subsidiaries to sell or lease assets or to enter into mergers or consolidations, and a requirement that Wisconsin Energy, subject to certain exceptions, maintain a total funded debt to capitalization ratio of no more than 0.70 to 1.0. The new facility also contains standard provisions related to conditions of borrowing, as well as customary events of default, including payment defaults, material inaccuracy of representations and warranties, covenant defaults, bankruptcy proceedings, defaults under other agreements, certain judgments, ERISA defaults and change of control.

This facility is intended for commercial paper liquidity support and general business purposes and is currently expected to be undrawn. However, Wisconsin Energy has issued certain letters of credit under its new facility to replace letters of credit under the old facilities, and Wisconsin Energy may issue letters of credit in the future.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Effective April 6, 2006, Wisconsin Energy terminated its First Amended and Restated Three Year Credit Agreement, dated as of April 8, 2003, among Wisconsin Energy, the Lenders identified therein, J.P. Morgan Securities Inc., as Lead Arranger and Bank Manager, Citibank, N.A. and U.S. Bank National Association, as Syndication Agents, Credit Suisse First Boston, as Documentation Agent, and JPMorgan Chase Bank, as Administrative Agent, as amended November 1, 2004, and its Credit Agreement, dated as of June 23, 2004, among Wisconsin Energy, the Lenders identified therein, and JPMorgan Chase Bank, as Agent.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information included pursuant to Item 1.01 is incorporated under this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: April 10, 2006	Stephen P. Dickson -- Vice President and Controller;
Principal Accounting Officer